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                                                                    EXHIBIT 23.2

            CONSENT OF FINANCIAL SERVICES CONSULTING GROUP, LLC

   The undersigned consents to the reference to Financial Services Consulting Group, LLC ("FSCG") and to the summary of the analysis of FSCG set forth under the caption "Related Issuances of Securities not Covered by this Prospectus-- BRE Option Holders," in the Registration Statement on Form S-1 (Registration No. 333-36162) filed by VelocityHSI, Inc. with the Securities and Exchange Commission.

August 7, 2000

                                        FINANCIAL SERVICES CONSULTING GROUP,
                                         LLC

                                                /s/ Gregory S. Ansel
                                        By: ____________________________________
                                                  Gregory S. Ansel, ASA
                                                        Principal